UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2020

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway
Suite 2600
St. Louis, MO 63102
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	*	*

*On November 25, 2019, a Form 25 relating to the delisting and deregistration under Section 12(b) of the Registrant’s common units representing limited partner interests was filed by the New York Stock Exchange LLC.  The common units currently trade on the OTCQX® Best Market under the symbol “FELPU.”

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into Material Definitive Agreement.
Restructuring Support Agreement
On March 10, 2020, Foresight Energy LP (“FELP”), a limited partnership incorporated under the laws of Delaware, Foresight Energy GP LLC, the general partner of FELP, (“FEGP”), and each of FELP’s affiliates party thereto (collectively with FELP and FEGP, the “FELP RSA Parties” or the “Company”) entered into a Restructuring Support Agreement (the “RSA”) with holders of over 69% in aggregate principal amount of the Company’s outstanding senior secured first-priority credit facility (the “Consenting First Lien Lenders”) and holders of over 82% in aggregate principal amount of the Company’s outstanding senior secured notes (the “Consenting Second Lien Noteholders” and together with the Consenting First Lien Lenders, the “Consenting Creditors”). As set forth in the RSA, including in the term sheet attached thereto (including all exhibits, annexes and schedules attached thereto, the “Term Sheet”), the FELP RSA Parties and the Consenting Creditors (collectively, the “RSA Parties”) have agreed to the principal terms of a proposed financial restructuring (the “Restructuring”) of the Company. The Restructuring is contemplated to be implemented through a Chapter 11 plan of reorganization (the “Plan”). As further described below, on March 10, 2020, the Company filed voluntary petitions for relief under Title 11 of the United States Code (collectively, the “Chapter 11 Cases”) to effect the Plan.
The RSA contemplates a comprehensive deleveraging of the Company’s balance sheet and an approximately $1.1 billion reduction of the Company’s funded debt. Specifically, the RSA and Term Sheet provide, in pertinent part, as follows:
●
Subject to dilution as set forth in the RSA, Holders of the Company’s outstanding senior secured first-priority credit facility (the “First Lien Facility”) will receive their pro rata share of 92.75% of the equity securities of the reorganized Company (the “New Common Equity”).

●	Subject to dilution in the RSA, Holders of the Company’s senior secured notes (the “Senior Secured Notes”) will receive their pro rata share of 7.25% of the New Common Equity.
●
Holders of the Company’s general unsecured debt (other than the First Lien Facility and the Senior Secured Notes) (the “General Unsecured Debt”) will receive their pro rata share of a determined cash pool; provided that the size of the determined cash pool may vary depending on whether holders of General Unsecured Debt, voting as a class, accept or reject the Plan; provided, further, the Company, with the approval of the Consenting First Lien Lenders holding more than 60% in principal amount of the first lien claims held by the Consenting First Lien Lenders in the aggregate as of the time of such determination, may classify any General Unsecured Debt below a certain dollar threshold into a convenience class pursuant to section 1122 of United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), with holders of such debt receiving different treatment than holders of other General Unsecured Debt.

●
Equity and voting interests in FELP and FEGP (including common units, general partner interests, subordinated units, warrants and options to purchase equity interests) and all incentive distribution rights in FELP and FEGP will  be cancelled and will  be of no further force or effect.  Holders of such interests will receive no recovery on account of such interests.

●
The Company’s Chapter 11 Cases will be funded with a debtor-in-possession revolving credit facility (the “DIP Facility”) with a borrowing limit of $175 million, $100 million of which is a new money multi-draw term loan facility, and $75 million of which is a term loan facility that will roll up the claims of the Consenting Creditors. The Consenting Creditors have committed to provide the full amount of the DIP Facility.

●
The DIP Facility will be refinanced by a new $225 million senior secured first-priority term loan facility (the “First Lien Exit Facility”) upon the Company’s emergence from the Chapter 11 Cases. The First Lien Exit Facility will have a 7-year maturity and bear interest at a rate between LIBOR (subject to a 1.50% floor) + 800 basis points.

●	An ad hoc group of the Consenting Creditors anticipate entering into a backstop agreement pursuant to which they will backstop the entire amount of the First Lien Exit Facility.
The RSA includes certain milestones for the progress of the Chapter 11 Cases, which include the dates by which the FELP RSA Parties are required to, among other things, obtain certain court orders and consummate the Restructuring. In addition, the RSA Parties will have the right to terminate the RSA (and their support for the Restructuring) under certain circumstances, including, in the case of the FELP RSA Parties, if the board of directors, board of managers or such similar governing party of any FELP RSA Party determines in good faith that performance under the RSA would be inconsistent with its fiduciary duties. Accordingly, no assurance can be given that the Restructuring described in the RSA and the Term Sheet will be consummated.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.
The Company also entered into support agreements with certain of its principal commercial counterparties. These agreements are subject to termination under certain circumstances, including, in the case of the Company, if the board of directors, board of managers or such similar governing party of the Company determines in good faith that performance under the support agreements would be inconsistent with its fiduciary duties. Accordingly, no assurance can be given that the support agreements will be consummated.
Item 1.03 Bankruptcy or Receivership.
On March 10, 2020, the Company filed the Chapter 11 Cases in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) and filed the Plan with the Bankruptcy Court.
The Company has filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re Foresight Energy LP, et al. The Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
Additional information about the Chapter 11 Cases may be obtained by visiting http://cases.primeclerk.com/foresight or by calling +1(212) 257-5450.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):
●
Credit and Guaranty Agreement, dated as of March 28, 2017, by and among (i) Foresight Energy LLC, as the borrower, (ii) FELP and certain subsidiaries of Foresight Energy LLC, as guarantors, (iii) The Huntington National Bank, as facilities administrative agent, (iv) Lord Securities Corporation, as term administrative agent, (v) the other lenders party thereto, (vi) Goldman Sachs Lending Partners LLC, The Huntington National Bank, Deutsche Bank Securities Inc., and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and (vii) Goldman Sachs Lending Partners LLC, as syndication agent; and

●
11.50% Second Lien Senior Secured Notes due 2023 issued by FELP pursuant to the Indenture, dated March 28, 2017, by and among Foresight Energy LLC and Foresight Energy Finance Corporation, as the issuers, the guarantors party thereto, and Wilmington Trust, National Association, as trustee.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.
Item 7.01 Regulation FD Disclosure.
Item 2.02 Results of Operations and Financial Condition.
Pursuant to certain confidentiality agreements the Company has entered into with certain Consenting Creditors (the “Confidentiality Agreement Parties”), the Company agreed to publicly disclose certain information previously provided to the Confidentiality Agreement Parties on a confidential basis (the “Cleansing Materials”). Copies of the Cleansing Materials are attached as Exhibit 99.1 to this Form 8-K. The description in this Form 8-K of the Cleansing Materials do not purport to be complete and are qualified in their entirety by reference to the complete text of the Cleansing Materials.

The information in the Cleansing Materials is dependent upon numerous assumptions with respect to commodity prices, production, development capital, exploration capital, operating expenses, availability and cost of capital and performance as set forth in the Cleansing Materials. Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Moreover, recent volatility in commodity and financial markets, as well as continuing turmoil in the global economy make any assumptions and projections inherently unreliable.  Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring or its future operations compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.
The Cleansing Materials also include certain preliminary information regarding the quarter ended December 31, 2019. The preliminary financial data for the three-month period ended December 31, 2019 included in the Cleansing Materials has been prepared by and is the responsibility of, management. Management has not yet completed its financial close, and the audit of such information is not yet complete. Accordingly, the information presented is subject to change as a result of the closing and audit process, and such changes could be material. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data, and accordingly, Ernst & Young LLP does not express an opinion or any form of assurance with respect thereto.
The Cleansing Materials also include information about Adjusted EBITDA. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
●	the Company’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
●	the Company’s ability to incur and service debt and fund capital expenditures; and
●	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and
●	growth opportunities.
The Company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, depletion, amortization and accretion. Adjusted EBITDA is also adjusted for equity-based compensation, losses/gains on commodity derivative contracts, settlements of derivative contracts, contract amortization and write-off, a change in the fair value of the warrant liability and material nonrecurring or other items, which may not reflect the trend of future results. As it relates to commodity derivative contracts, the Adjusted EBITDA calculation removes the total impact of derivative gains/losses on net income (loss) during the period and then adds/deducts to Adjusted EBITDA the amount of aggregate settlements during the period. Adjusted EBITDA also includes any insurance recoveries received, regardless of whether they relate to the recovery of mitigation costs, the receipt of business interruption proceeds, or the recovery of losses on machinery and equipment.
The Company believes the presentation of Adjusted EBITDA provides useful information to investors in assessing the Company’s financial condition and results of operations. Adjusted EBITDA should not be considered an alternative to net (loss) income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with U.S. GAAP, nor should Adjusted EBITDA be considered an alternative to operating surplus, adjusted operating surplus or other definitions in the Company’s partnership agreement. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, of the items that affects net (loss) income. Additionally, because Adjusted EBITDA may be defined differently by other companies in the industry, and the Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, the utility of such a measure is diminished.
The Cleansing Materials reference Adjusted EBITDA for the quarter ended December 31, 2019 and forward-looking estimates of Adjusted EBITDA projected to be generated by the Company during the year ending December 31, 2020 and beyond. A reconciliation of Adjusted EBITDA to U.S. GAAP net income (loss) for any period is not provided because U.S. GAAP net income (loss) is not practical to assess due to non-cash items that have not been finalized for the period ended December 31, 2019, unknown variables and uncertainty related to future results. In recent years, the Company has recognized significant asset impairment charges, transition and reorganization costs, losses on early extinguishment of debt, and debt restructuring costs. While these items affect U.S. GAAP net income (loss), they are generally excluded from Adjusted EBITDA. Therefore, these items do not materially impact the Company’s ability to forecast Adjusted EBITDA.
On March 10, 2020, FELP issued a press release announcing the signing of the RSA and the commencement of the Chapter 11 Cases, a copy of which is attached as Exhibit 99.2 hereto and is incorporated by reference herein.
The information included in this Form 8-K under Item 7.01, Item 2.02 and Exhibit 99.1 and Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K and certain oral statements made by our representatives from time to time may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Forward-looking statements also include statements about our restructuring plans, liquidity, our capital structure and expected results of operations.  These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on us and are not guarantees or indicators of future performance. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate.

For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019 and subsequent Quarterly Reports on Form 10-Q. In addition, our actual results could be affected by the risks and uncertainties relating to the bankruptcy filing by the Company and a variety of other factors, including but not limited to, (i) market demand for coal and electricity; (ii) geologic conditions, weather and other risks of coal mining that are beyond our control; (iii) claims and litigation brought against us, (iv) the coverage provided by our insurance against certain liabilities; (v) our ability to extend existing long-term coal supply agreements or enter into new agreements in the future; (vi) an increase in competition within our industry and with producers of competing energy sources; (vii) the accuracy with which we are able to estimate our coal reserves and changes in the value of our proven and probable coal reserves; (viii) availability and pricing of mining and other industrial supplies; (ix) negotiation of labor contracts, employee relations and workforce availability; (x) transportation availability, performance and costs; (xi) loss of key customers; (xii) our ability to obtain or renew surety bonds on acceptable terms; (xiii) possibility of strikes or other work stoppages at our one unionized mine; (xiv) obligations relating to benefits for retired employees and under pension plans; (xv) our ability to retain key executives and attract and retain qualified employees; (xvi) the impact of future legislation and changes in regulations, governmental policies and taxes, including those affecting permitting, mine safety and health, and land rights of mining operators and those aimed at reducing greenhouse gas emissions; (xvii) the Company’s ability to obtain approval by the Bankruptcy Court of a Chapter 11 plan or any other plan of reorganization, including the treatment of the claims of the Company’s lenders and trade creditors, among others; (xviii) the Company’s ability to obtain approval with respect to motions in the Chapter 11 Cases and the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (xix) the length of time the Company will operate under the Chapter 11 Cases; (xx) risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to develop and consummate a plan of reorganization; (xxi) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, results of operations or business prospects; (xxii) the ability to execute the Company’s business and restructuring plan; (xxiii) increased legal and advisor costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process.

These factors are not necessarily all the important factors that could affect us. Other unpredictable or unknown factors could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits:

10.1	Restructuring Support Agreement, dated as of March 10, 2020, by and among the FELP RSA Parties and the Consenting Creditors.

99.1	Cleansing Materials.

99.2	Press release issued by Foresight Energy LP on March 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020	FORESIGHT ENERGY LP

	By:	Foresight Energy GP LLC, its general partner

	By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer